                                                                    Exhibit 11.2


                          Tuesday Morning Corporation
    Ratios of Earnings Combined Fixed Charges and Preferred Stock Dividend
                                 Requirements

                                                                                                      Pro Forma
                                                                                                    Twelve Months
                                                      Year Ended December 31                            Ended
                                   ---------------------------------------------------------------    December 31
                                    1992        1993        1994       1995        1996      1997       1997
                                   ------      ------       -----     ------      ------    ------  -------------
Earnings before taxes              10,215      (2,572)      4,016      7,264      18,508      (318)      6,934
Preferred dividends                    -           -           -          -           -         57      (7,064)
                                   ---------------------------------------------------------------------------
Total                              10,215      (2,572)      4,016      7,264      18,508      (261)       (130)
                                   ---------------------------------------------------------------------------
Interest on debt                      771       1,689       2,289      3,063       2,589     3,190      25,331
Interest on capitalized leases                                169        267         178        82          82
Interest on operating leases        2,803       3,564       3,927      4,192       4,656     5,798       5,798
Preferred dividend                     -           -           -          -           -         57       7,064
                                   ---------------------------------------------------------------------------
Total fixed charges                 3,574       5,253       6,385      7,522       7,423     9,127      38,275
                                   ---------------------------------------------------------------------------
Total available income             13,789       2,681      10,401     14,786      25,931     8,866      38,145
                                   ===========================================================================

                                   ---------------------------------------------------------------------------
Ratio                                 3.9         0.5         1.6        2.0         3.5       1.0         1.0
                                   ---------------------------------------------------------------------------

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